AGREEMENT


     This Agreement (this "Agreement") is made and entered into as of October 13, 1999 by and between Veterinary Centers of America, Inc., a Delaware Corporation (the "Company"), and Tomas Fuller ("Officer").

                                    RECITALS:

A. The Company considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel. In connection with this, the Company's Board of Directors (the "Board") recognizes the possibility of a change in management personnel or a change in control of the Company may exist and that such possibility, and that such uncertainty and questions that it may raise among management, could result in the departure or distraction of management personnel to the detriment of the Company and its stockholders.

B. The Board has decided to reinforce and encourage the continued attention and dedication of members of the Company's management to their assigned duties without distraction arising from the possibility of a change in management or control of the Company.

C. In order to induce Officer to remain in its employ, the Company has entered into this Agreement with Officer.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Officer agree as set forth below.

1.    SEVERANCE PAYMENTS UPON CHANGE IN CONTROL.

      1.1 SEVERANCE PAYMENT. Upon the occurrence of a Change in Control (as defined in Section 1.4 below) of the Company, the employment of Officer hereunder shall terminate and the Company shall pay to Officer in cash, on the fifth day following the date on which the Change of Control occurs (which for the purposes of this Section 1. shall be the Termination Date), the following:

          1.1.1 All accrued and unpaid salary and other compensation payable to Officer by the Company for services rendered by Officer to the Company through the Termination Date;

          1.1.2 All accrued and unused vacation and sick pay payable to Officer by the Company with respect to services rendered by Officer to the Company through the Termination Date;

          1.1.3 Severance pay in an amount equal to (x) the Base Salary Officer would have earned during the five years following the Termination Date, plus an amount equal to five


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times (y) (i) in the event no previous annual bonus has been paid or is payable pursuant to this Amended Agreement, 20% of Officer's Base Salary, or (ii) in the event at least one annual bonus has been paid or is payable to Officer, the greater of (x) the last annual bonus paid or payable to Officer pursuant to this Amended Agreement, or (y) the average of all annual bonuses that have been paid or are payable to Officer pursuant to this Amended Agreement. It is hereby agreed that, for purposes of computing the amount of any severance or termination payment under this Agreement, any shares of restricted Common Stock issued to Officer as a bonus in lieu of a cash bonus shall be valued at the per share price paid or payable by the acquirer in the Change in Control transaction.

     1.2 VESTING OF OPTIONS. In addition to the foregoing, and notwithstanding the provisions of any other agreement to the contrary, upon the occurrence of a Change in Control, all options to purchase Common Stock of the Company which have been granted to Officer by the Company shall become immediately exercisable on the Termination Date and, notwithstanding any other agreement to the contrary, shall remain exercisable for the full term of each such option.

     1.3 PROVISION OF SERVICES FOLLOWING CHANGE IN CONTROL. At the request of the Company, Officer shall continue to serve hereunder for a period of up to 180 days following the Termination Date. If the Company requests Officer to perform such services, Officer shall be compensated from and after the Termination Date for the period that Officer actually remains employed by the Company at his then current base salary. Any such amounts payable to Officer shall be in addition to and not in lieu of the amounts payable to Officer under Section 1.1 above.

     1.4 CHANGE IN CONTROL. For purposes of this Section 1, "Change in
Control" of the Company shall be deemed to have occurred if (a) there shall be consummated (x) any consolidation or merger of the Company into or with another Person as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease or other transfer (in one transaction or a series of related transactions) of all or a significant portion of the assets of the Company (for purposes of this definition, the sale of the stock or assets of two or more of the Company's existing subsidiaries shall be deemed to be a sale of a significant portion of the Company's assets), or (b) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, or (c) any Person who is not now the owner of 10% or more of the Company's outstanding equity securities shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more of the Company's outstanding equity securities, or (d) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire board of directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors in the beginning of the period.

     The parties believe that the payments pursuant to this Section 1 hereof do not constitute "Excess Parachute Payments" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). Notwithstanding such belief, if any benefit under these sections constitutes an "Excess Parachute Payment" the Company shall pay to Officer an additional amount ("Tax Payment") such that (x) the excess of all Excess Parachute Payments (including payments under this sentence) over the sum of excise tax thereon under Section 4999 of the Code and income tax thereon under Subtitle A of the Code and under applicable state law is equal to (y) the excess of all Excess Parachute Payments (excluding payments under this sentence) over income tax thereon under Subtitle A of the Code and under applicable state law. Such Tax Payment shall be paid to Officer concurrently with the severance payment referred to in Section 1.1 above.

2.   GENERAL PROVISIONS.

     2.1 NOTICES. All notices, requirements, requests, demands, claims or other communications hereunder shall be in writing. Any notice, requirement, request, demand, claim or other communication hereunder shall be deemed duly given (i) if personally delivered, when so delivered, (ii) if mailed, two (2) business days after having been set by registered or certified mail, return-receipt requested, postage prepaid and addressed to the intended recipient as set forth below,
(iii) if given by telecopier, once such notice or other communication is transmitted to the telecopier number specified below, and the appropriate telephonic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (ii) above or (iv) if sent through an overnight delivery service under circumstances by which such service guarantees next day delivery, the date following the date so sent:

If to the Company, to:        Veterinary Centers of America, Inc.
                              12401 West Olympic Blvd.
                              Los Angeles, California 90064-1022


If to Executive to:           Tomas Fuller
                              12401 West Olympic Blvd.
                              Los Angeles, California 90064-1022

Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

     2.2 ASSIGNMENT. This Agreement and the benefits hereunder are personal to the Company and are not assignable or transferable, nor may be the services to be performed hereunder be assigned by the Company to any person, firm or company; provided however, that this Agreement and the benefits hereunder may be assigned by the Company to any corporation into which the Company may be merged or consolidated, and this Agreement and the benefits hereunder will automatically be deemed assigned to any such Corporation.

     2.3 COMPLETE AGREEMENT. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and cancels any and all previous written or oral negotiations, commitments, understandings, agreements and any other writings or communications in respect of such subject matter.

     2.4 AMENDMENTS. This Agreement may be modified, amended, superseded or terminated only by a writing duly signed by both parties.

     2.5 SEVERABILITY. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

     2.6 NO WAIVER. Any waiver by either party of a breach of any provisions of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of either party to insist upon strict adherence to any term of this Agreement on one or more occasions shall be considered a waiver or to deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     2.7 BINDING EFFECT. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their permitted assigns, successors and legal representatives.

     2.8 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same document.

     2.9 GOVERNING LAW. This Agreement has been negotiated and entered into in the State of California and shall be construed in accordance with the laws of the State of California.

     2.10 ARBITRATION. The parties hereby expressly agree that any controversy or claim relating to this Agreement, including the construction, enforcement or application of the terms hereof, shall be submitted to arbitration in Los Angeles, California by the American Arbitration Association in accordance with the Commercial Arbitration Rules of such association. The arbitrator shall be a retired judge of the Los Angeles Superior Court or other party acceptable to the parties and the rules of evidence shall apply; the costs of the arbitrator shall be borne equally. Each party shall be responsible for its own attorneys' fees and costs. However, the arbitrator shall have the right to award costs and expenses (including actual attorneys' fees) to the prevailing party as well as equitable relief. The award of the arbitrator shall be final and binding and shall be enforceable in any court of competent jurisdiction. Nothing in this paragraph shall preclude the parties from seeking an injunction or other equitable relief from a court of competent jurisdiction under appropriate circumstances.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Executive has executed the same as of the day and year first above written.

                                   THE COMPANY

                                   VETERINARY CENTERS OF AMERICA, INC.



                                   By:  /S/ ROBERT ANTIN
                                       -------------------------------
                                   Name: Robert Antin
                                   Its:  Chief Executive Officer


                                   OFFICER

                                    /S/ TOMAS FULLER
                                   -------------------------------
                                   Tomas Fuller